Exhibit 5.1

[Letterhead of Coudert Brothers LLP]

August 9, 2005

WorldSpace, Inc.

2400 N Street, N.W.

Washington, D.C. 20037

Ladies and Gentlemen:

We have acted as special counsel for WorldSpace, Inc., a Delaware corporation (the “Company”), in connection with the preparation of the Company’s Registration Statement on Form S-8 filed on the date hereof (the “Registration Statement”) with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of shares of the Company’s Class A Common Stock, par value $0.01 per share (the “Shares”), issuable pursuant to the Company’s 2005 Incentive Award Plan (the “2005 Plan”) and the WorldSpace International Network Inc. 1996 Shares Option Plan (the “1996 Plan”, together with the 2005 Plan, the “Plans”). This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

As the Company’s legal counsel, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by the Company in connection with the sale and issuance of the Shares under the Plans and have examined such records and documents as we have deemed necessary to form a basis for the opinions expressed herein.

Based on the foregoing and subject to the qualifications set forth below, and having regard to the legal considerations we deem relevant, we are of the opinion that, the Shares covered by the Registration Statement, when issued, sold and delivered in accordance with the provisions of the Plans, and subject to the Company completing all actions and proceedings required on its part to be taken prior to the issuance of the Shares pursuant to the Plans, the Shares will be validly issued, fully paid and non-assessable.

We are admitted to practice in the State of New York, and we express no opinion as to any matters governed by any laws other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the Federal laws of the United States of America.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/S/ COUDERT BROTHERS LLP

COUDERT BROTHERS LLP